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                                                                   Exhibit 24(c)










                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 33-62738) pertaining to the City Holding Company Profit Sharing and 401(k) Plan of our report dated June 23, 2000, with respect to the financial statements and schedules of the City Holding Company Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.



                                                         /s/ Ernst & Young LLP



Charleston, West Virginia
June 23, 2000